Exhibit 32.1

CERTIFICATION PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Mikel H. Williams, President, Chief Executive Officer, principal executive officer, principal financial officer and principal accounting officer of DDi Corp. (the “Company”) certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

1. The Quarterly Report on Form 10-Q of the Company for the period ended September 30, 2009 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company for the period covered by the Report.

/s/ MIKEL H. WILLIAMS
Mikel H. Williams
President, Chief Executive Officer, Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer

Date: October 28, 2009